STOCK PURCHASE AGREEMENT


     This Agreement dated as of January 8, 1999 is by and between LEONARD C. TALLERINE, JR. ("Seller"), and HIGH RIVER LIMITED PARTNERSHIP, a Delaware limited partnership ("Purchaser").

     WHEREAS, Seller is the owner of 1,554,921 shares of Common Stock, $.01 par value per share ("Panaco Common Stock"), of Panaco, Inc., a Delaware corporation ("Panaco");

     WHEREAS, Seller desires to sell 1,554,921 shares of Panaco Common Stock (the "Panaco Shares") to Purchaser and Purchaser desires to purchase the Panaco Shares from Seller, subject to the provisions contained herein;

     NOW, THEREFORE, in consideration of the mutual promises and covenants contained in this Agreement, and intending to be legally bound by the terms and conditions of this Agreement, the parties hereto hereby agree as follows:

         1.       SALE OF PANACO SHARES TO PURCHASER.

                  1.1. SALE AND PURCHASE OF PANACO SHARES. Subject to the terms and conditions of this Agreement, at the Closing, Seller shall sell, transfer, assign, convey and deliver to Purchaser and Purchaser shall purchase, accept and acquire from Seller, the Panaco Shares, in consideration of the payment by Purchaser to Seller of an aggregate purchase price of $1,554,921.00 (the "Purchase Price"), payable as set forth in Section 2 of this Agreement.

         2.       THE CLOSING.

                  2.1. THE CLOSING. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Winstead Sechrest & Minick P.C., Houston, Texas, at 10:00 a.m. on January 8, 1999 (the "Closing Date"), or at such other time, date, and place as are mutually agreeable to Seller and Purchaser. At the Closing, (A) Seller will deliver to Purchaser the certificates representing the Panaco Shares accompanied by stock transfer powers duly endorsed in blank and (B) Purchaser shall make payment of the Purchase Price to Seller. The Purchase Price shall be paid by Purchaser to Seller by wire transfer.

         3. REPRESENTATIONS AND WARRANTIES OF SELLER. In connection with the purchase of the Panaco Shares, Seller hereby represents and warrants to Purchaser as follows:

                  3.1. TITLE TO PANACO SHARES. Seller has good legal title to the Panaco Shares, and has the full legal right, power and authority to sell, assign and transfer complete ownership in the Panaco Shares to Purchaser, free and clear of all liens, claims, restrictions, encumbrances, charges, options or rights of third parties with respect thereto. The Panaco Shares are all of the shares of Panaco Common Stock owned by Seller.



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                  3.2 COMMUNITY PROPERTY.  Seller (i) is not married on the date hereof, (ii) was not married when he acquired the Panaco Shares and (iii) was not married at any time between the date he acquired the Panaco Shares and the date hereof.

                  3.3 BROKERS. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon any arrangement made by or on behalf of Seller.

         4.       REPRESENTATIONS AND WARRANTIES OF PURCHASER.

                  Purchaser represents and warrants to Seller as follows:

                  4.1 AUTHORITY, ETC. Purchaser has the legal capacity to enter into and perform this Agreement. This Agreement constitutes the valid and binding obligation of Purchaser enforceable in accordance with its terms. Purchaser is not currently insolvent nor will the acquisition of the Panaco Shares in the manner contemplated herein render Purchaser insolvent. All consents, authorizations and approvals (if any) required to be obtained in order to enable Purchaser to execute, deliver and perform this Agreement have been duly obtained. The execution, delivery and performance of this Agreement by Purchaser will not violate or be in conflict with any provision of its organizational documents, any material agreement or instrument to which it is a party of by which it is bound or any judgment, decree, order, statute, rule or regulation applicable to it.

                  4.2 INDEPENDENT DUE DILIGENCE INVESTIGATION. Purchaser has relied solely upon the independent investigations made by it and its representatives in making a decision to purchase the Panaco Shares and has a full understanding and appreciation of the risks inherent in such a highly speculative investment. In connection with such investigation, Purchaser and its representatives and advisers, if any, (i) have been given an opportunity to ask, and have to the extent Purchaser considered necessary, asked questions of, and have received answers from, officers of Panaco concerning the Panaco Shares and the affairs of Panaco and (ii) have been given or afforded access to all documents, records, books and additional information which Purchaser has requested regarding such matters.

                  4.3 INVESTMENT INTENT. Purchaser recognizes that the Panaco Shares are restricted shares. Purchaser is acquiring the Panaco Shares solely for its own account for investment and not with a view to, or for offer or resale in connection with, a distribution thereof in violation of any applicable federal or state securities laws.

                  4.4 STATUS OF PURCHASER. Purchaser represents and warrants to Seller that it has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Panaco Shares; it is an "accredited investor" as defined in Rule 501 of Regulation D under the Securities Act of 1933, as amended (the "Securities Act"); and it understands that the Panaco Shares are being sold to it in a transaction that is intended to qualify for an exemption from the registration requirements of the Securities Act which depends upon Purchaser's investment intent in purchasing the Panaco Shares. Purchaser is not aware of any facts


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or circumstances that would cause the sale of Panaco Shares contemplated by this
Agreement to fail to be exempt from registration under the Securities Act.

                  4.5 BROKERS. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon any arrangement made by or on behalf of Purchaser.

         5. CONDITIONS TO THE OBLIGATIONS OF SELLER.

                  The obligations of Seller under this Agreement are subject to the fulfillment, or the advance waiver in writing by Seller, of the conditions set forth in this Section 5 on or before the Closing Date.

                  5.1 OPINION OF COUNSEL OF PANACO. Counsel for Panaco shall have delivered to Seller its opinion, in a form reasonably satisfactory to Seller, that (i) the sale of the Panaco Shares to Purchaser pursuant to this Agreement without compliance with Rule 144 promulgated under the Securities Act does not violate any applicable securities laws and (ii) the shares of Panaco Stock represented by Certificate Number 04929 dated December 1, 1998 were issued to Seller in a transaction exempt from Section 16(b) ("Section 16(b)") of the Securities Exchange Act of 1934, as amended, so that such issuance is not a purchase or sale by Seller, within the meaning of Section 16(b), within six months of the sale of the Panaco Shares contemplated by this Agreement.

         6. CONDITIONS TO THE OBLIGATIONS OF PURCHASER.

                  The obligations of Purchaser under this Agreement are subject to the fulfillment, or the waiver in writing by Purchaser, of the conditions set forth in this Section 5 on or before the Closing Date.

                  6.1 RESIGNATION OF SELLER. Seller shall have resigned from the Board of Directors of Panaco.

                  6.2 ELECTION OF PURCHASER DESIGNEE. A person recommended by Purchaser shall have been elected to the Board of Directors of Panaco to fill the seat vacated by Seller.

                  6.3 ASSIGNMENT OF REGISTRATION RIGHTS AGREEMENT. Panaco shall have acknowledged in writing the assignment by Seller to Purchaser of all of Seller's rights under that certain Registration Rights Agreement dated as of July 30, 1997, by and between Panaco, Seller and Mark C. Licata (the "Registration Rights Agreement").

                  6.4 BOARD APPROVAL. The Board of Directors of Panaco shall have approved the: (i) purchase of the Panaco Shares by Purchaser in accordance with the provisions of Section 203(a)(1) of the General Corporation Law of the State of Delaware; and (ii) assignment by Seller to Purchaser of all of Seller's rights under the Registration Rights Agreement.




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            7.    GENERAL RELEASE.

                  7.1 RELEASE OF PURCHASER. Seller, for good and valuable consideration, receipt of which is hereby acknowledged, hereby releases and discharges Purchaser and Carl C. Icahn (collectively, the "Purchaser Releasees") and their respective heirs, executors, administrators, successors and assigns from all actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialities, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims, and demands whatsoever, in law, admiralty or equity, known or unknown, which Seller or Seller's successors and assigns ever had, now have or hereafter can, shall or may have against any of the Purchaser Releasees for, upon, or by reason of any matter, cause or thing whatsoever from the beginning of the world to the date of this Agreement other than for a breach of this Agreement.

                  7.2 RELEASE OF SELLER. Purchaser and Carl C. Icahn, for good and valuable consideration, receipt of which is hereby acknowledged, each hereby release and discharge Seller and his heirs, executors, administrators, successors and assigns from all actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialities, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims, and demands whatsoever, in law, admiralty or equity, known or unknown, which Purchaser or Carl C. Icahn or either of their successors and assigns ever had, now have or hereafter can, shall or may have against Seller for, upon, or by reason of any matter, cause or thing whatsoever from the beginning of the world to the date of this Agreement (including the transfer of the Panaco Shares as contemplated by this Agreement without compliance with Rule 144 promulgated under the Securities Act) other than for a breach of this Agreement.

            8.    INDEMNITY.

                  8.1 Purchaser shall defend, indemnify and save and hold harmless Seller from and against all liabilities, losses, claims, demands, suits, costs, expenses and damages of every kind and character, including, without limitation, attorneys' fees, court costs, and costs of investigation, which arise from or in connection with in any way a breach by Purchaser of its representations and warranties contained in this Agreement or other breach of this Agreement by Purchaser.

                  8.2 Seller shall defend, indemnify and save and hold harmless Purchaser from and against all liabilities, losses, claims, demands, suits, costs, expenses and damages of every kind and character, including, without limitation, attorneys' fees, court costs, and costs of investigation, which arise from or in connection with in any way a breach by Seller of its representations and warranties contained in this Agreement or other breach of this Agreement by Seller.

              9.  ASSIGNMENT OF REGISTRATION RIGHTS.

                  9.1 ASSIGNMENT. For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, effective as of the date hereof, Seller hereby assigns, delivers and sets over unto Purchaser (to the extent permitted under the Registration Rights Agreement) all of Seller's rights under the Registration Rights Agreement.


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                  9.2  FURTHER  ASSURANCES.  Seller  hereby  agrees to take such further action and execute and deliver such further documents and instruments as may be reasonably required to perfect the assignment referred to in this Section 9.

             10.  MISCELLANEOUS.

                  10.1 ASSIGNMENT; SUCCESSORS AND ASSIGNS. The provisions of this Agreement shall be binding upon, and inure to the benefit of, the respective successors, assigns, heirs, executors and administrators of the parties hereto. This Agreement shall not be assignable, by operation of law or otherwise, by any party without the prior written consent of the other parties to this Agreement.

                  10.2 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All indemnities, covenants, representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Closing of the transactions contemplated hereby.

                  10.3 EXPENSES. Except as otherwise expressly provided for herein, each party to this Agreement shall bear its own costs and expenses, including, but not limited to, attorneys' fees and expenses, in connection with the closing of the transactions contemplated hereby.

                  10.4 NOTICES. All notices, requests, consents and other communications under this Agreement shall be in writing and shall be delivered by hand, by telecopier, by overnight mail or mailed by first class certified or registered mail, return receipt requested, postage prepaid:

                              (a) If to Seller:

                              Leonard C. Tallerine
                              1300 Post Oak Boulevard, Suite 2000
                              Houston, Texas 77056

(or such other address as may have been furnished in writing by Seller to Purchaser)

                              with a copy to:

                              Gordon, Arata, McCollam, Duplantis & Eagan, L.L.P. 201 St. Charles Avenue, 40th Floor
                              New Orleans, Louisiana 70170
                              Attn: Cathy E. Chessin

                              (b) If to Purchaser:

                              High River Limited Partnership
                              767 Fifth Avenue, 47th Floor
                              New York, New York 10153
                              Attn: Carl C. Icahn


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(or at such other address or addresses as may have been furnished to Seller in writing by Purchaser)

                              with a copy to:

                              Gordon Altman Butowsky Weitzen Shalov & Wein
                              114 West 47th Street, 21st Floor
                              New York, New York 10036
                              Attn: Marc Weitzen, Esq.

                        Notices  provided  in  accordance  with  this  Section
8.4 shall be deemed delivered upon personal delivery, receipt by telecopy or overnight mail, or 48 hours after deposit in the mail in accordance with the above.

                  10.5 ENTIRE AGREEMENT. This Agreement, together with the instruments and other documents contemplated to be executed and delivered in connection herewith, contains the entire agreement and understanding of the parties hereto, and supersedes any prior agreements or understandings between or among them, with respect to the subject matter hereof.

                  10.6 AMENDMENTS AND WAIVERS. This Agreement may not be amended or waived (either generally or in a particular instance and either retroactively or prospectively) except by a written instrument signed by the party against whom enforcement of such amendment, modification or waiver is sought. No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

                  10.7 COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  10.8 CAPTIONS. The captions of the sections, subsections and paragraphs of this Agreement have been added for convenience only and shall not be deemed to be a part of this Agreement.

                  10.9 GOVERNING LAW. This Agreement shall be governed by and interpreted and construed in accordance with the laws of the State of New York.



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     IN WITNESS  WHEREOF,  the parties  hereto have executed and delivered  this
Agreement as an instrument as of the date first above written.


                                       LEONARD C. TALLERINE, JR.

                                       _________________________




                                       HIGH RIVER LIMITED PARTNERSHIP
                                       By: Riverdale LLC, its general partner


                                       By: _______________________
                                           Name: Edward E. Mattner
                                           Title: Manager

ACKNOWLEDGED:

                  Panaco, Inc. ("Panaco") hereby: (i) acknowledges the assignment by Leonard C. Tallerine, Jr. ("Tallerine") to High River Limited Partnership ("High River") of all of Tallerine's rights under that certain Registration Rights Agreement dated as of July 15, 1997 (the "Registration Rights Agreement"), by and between Panaco, Tallerine and Mark C. Licata ("Licata"), as provided in Section 9 hereof; (ii) confirms that the Registration Rights Agreement is valid and in effect as of the date hereof; (iii) agrees that, notwithstanding any provision to the contrary contained in Section 2(a) of the Registration Rights Agreement, any request by Licata for a Demand Registration (as defined in the Registration Rights Agreement) shall not subject High River to the one-year waiting period provided for in said Section 2(a), but, rather, High River shall only be subject to such one-year waiting period in the event that a request for a Demand Registration is made by High River; (iv) acknowledges that the sale by Tallerine to High River of the shares of Panaco stock owned by Tallerine pursuant to the foregoing Agreement is in compliance with all applicable securities laws and will not violate any provisions of that certain Restated Merger Agreement dated as of July 1, 1997, by, between and among Panaco, The Union Companies, Inc., Tallerine and Licata; and (v) agrees to instruct its transfer agent to transfer to High River the shares of Panaco stock owned by Tallerine in accordance with the foregoing agreement.

PANACO, INC.


By:  ______________________________
     Name:
     Title:

                  [Signature Page to Stock Purchase Agreement]